Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each officer and/or director of EnSurge, Inc. whose signature appears below constitutes and appoints Scott R. Hosking, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign in the name of or on behalf of the undersigned, as a director of said corporation, the Annual Report on Form 10-K of EnSurge, Inc. for the year ended December 31, 2006, and any and all amendments to such Annual Report, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney this 2nd day of April, 2007.

/s/ Jeff A. Hanks	President and Chief Financial Officer,
JEFF A. HANKS